EXHIBIT 5.1
Sara R. Ziskin, P.C.
Attorney at Law

Sara R. Ziskin, Esq.	Tina M. Metzger, Legal Assistant
sara@sziskin.com	tina@sziskin.com

7319 North 16th Street, Suite 201	Telephone: (602) 252-1101
Phoenix, Arizona 85020	Facsimile: (602) 252-7101
January 20, 2006
Board of Directors
Great Western Land and Recreation, Inc.
7373 North Scottsdale Road
Suite C-140
Scottsdale, Arizona 85253

Re:	3,500,000 Shares Common Stock
$.001 Par Value — Form S-8
Registration Statement Filed January 20, 2006
Dear Gentlemen:
     As special securities counsel for Great Western Land and Recreation, Inc., a Nevada corporation (the “Company”), you have requested my opinion in connection with the preparation and filing with the United States Securities and Exchange Commission (“Commission”) of a Registration Statement on Form S-8 (“Registration Statement”) registering 3,500,000 shares of the Company’s common stock, $.001 par value per share, for issuance pursuant to that certain Great Western Land and Recreation, Inc. Stock Option Plan, which is attached to the Registration Statement as an exhibit and referred to herein as the “Plan.” The contents of the Registration Statement, with exhibits thereto, are hereby incorporated by reference.
     I have examined such records and documents and made such examination of law as I have deemed relevant in connection with this opinion. Based on the foregoing, at the time that the Registration Statement is accepted for filing by the Commission and subject to the caveats identified below, I am of the opinion that the 3,500,000 shares covered by the Registration Statement, when issued in accordance with the terms of the respective Plan and the prospectus forming a part of the Registration Statement, will be legally issued, fully paid and non-assessable. Moreover, my opinion is limited to the due issuance of such shares covered by the Registration Statement and the Plan that are issued for services deemed to be permissible pursuant to SEC Release No. 33-7647 (February 25, 1999).

Great Western Land and Recreation, Inc.
January 20, 2006

     I hereby consent to the filing of this legal opinion as an exhibit to the above-referenced Registration Statement.

Very truly yours, SARA R. ZISKIN, P.C.
/s/ Sara R. Ziskin, P.C.

SRZ:tmm